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                         Filed Pursuant to Rule 424(b)(2)
                         Registration No. 33-65053

                         Pricing Supplement No. 9
                         Dated: December 5, 1996


                   GATX CAPITAL CORPORATION

                 Medium Term Notes, Series D
                With Maturities from Nine Months to
               Fifteen Years from Date of Issue


Principal Amount:    $200,000,000.00

Original Issue Date: December 10, 1996

Maturity Date:       December 15, 2006

Cusip Number:        36144T CF 2

Interest Rate Index:

Initial Interest Rate: 6.875%

Interest Reset Period:

Interest Payment Dates:  June 15, December 15

Calculation Agent:       Chase Manhattan Bank

Redemption at Option of Holder:      Yes   No XXX
Redemption at Option of Company:     Yes   No XXX
Redemption Date:
Redemption Price:

Form of Note:  Book Entry

Redemption Date and at the redemption prices indicated on this Pricing Supplement, in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Note shall be at least $1,000), together with interest on the Note payable to the Redemption Date, on notice given to the Trustee and the Company at least 60 days prior to the Redemption Date.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Prospectus. The preceding description of the particular terms of the Notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes set forth in the Prospectus, to which description reference is hereby made.

Agent: UBS Securities